SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON,  D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934




                       July 5, 1995
      Date of Report (date of earliest event reported)




                  FIRST NATIONAL BANCORP
   (Exact name of registrant as specified in its charter)





     Georgia             0-10657            58-1415138
 (state or other     (Commission File     (IRS Employer
 jurisdiction of           No.)           Identification
  incorporation)                             Number)






            303 Jesse Jewell Parkway, Suite 700
            Gainesville, Georgia          30501
     (address of principal executive office) (zip code)





                      (404) 503-2000
     (Registrants telephone number, including area code)




                        No change
   (Former name or address, if changed since last report)

Item 5.  OTHER EVENTS

(a) On July 3, 1995, the merger of FF Bancorp, Inc., FFSB, ("FF Bancorp") with and into FNB Subsidiary Corporation ("FNB"), a subsidiary corporation established by First National Bancorp, FBAC, ("Registrant"), for its Florida operations, was consummated.

     FF Bancorp's former subsidiary banks, the $318 million asset First Federal Savings Bank of New Smyrna, the $215 million asset First Federal Savings Bank of Citrus County, and the $75 million asset The Key Bank of Florida, located in Tampa, are now subsidiaries of Registrant under the new subsidiary corporation, FNB.

     As discussed in the Registration Statement, the acquisition is being accounted for using the "pooling-of-interests" method of accounting. Registrant is issuing approximately 3,888,050 shares of First
     National Bancorp $1.00 par value common stock in exchange for all of the approximately 4,700,000 shares of FFSB stock. Cash needed for fractional shares, which is deemed not material, will be paid to shareholders of FF Bancorp by Registrant from internal sources of funds. The common shares issued by Registrant are those shares registered in said
     Registration Statement, S.E.C. File No. 33-57681.
     Since the acquisition is being accounted for under the pooling of interests method of accounting, historical financial statements of Registrant will be restated to include the new subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FIRST NATIONAL BANCORP
                              (Registrant)





                              By:
                                   __/s/_C. Talmadge Garrison__
                                   C. Talmadge Garrison
                                   Senior Vice President
                                   Secretary & Treasurer


Date:  July 5, 1995